Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in pre-effective amendment No. 1 to the Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) of Manulife Financial Corporation for the registration of the subordinated guarantee relating to John Hancock Life Insurance Company’s SignatureNotes and to (i) the incorporation by reference in Manulife Financial Corporation’s First Amended Annual Report for the year ended December 31, 2004 (Form 40-F/A) and Fourth Amended Annual Report for the year ended December 31, 2003 (Form 40-F/A) (which are incorporated by reference in the Registration Statement and the Prospectus) of our report dated February 25, 2004, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in John Hancock Financial Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and (ii) the incorporation by reference in the Registration Statement and Prospectus of our report dated February 28, 2005, with respect to the consolidated financial statements and schedules of John Hancock Life Insurance Company included in John Hancock Life Insurance Company’s Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

June 24, 2005